360 Funds 485BPOS

Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 199 to the Registration Statement on Form N-1A of the M3Sixty Income and Opportunity Fund and to the use of our reports dated January 29, 2026 on the financial statements and financial highlights of the M3Sixty Income and Opportunity Fund, appearing in Form N-CSR for the year ended November 30, 2025, which is incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 30, 2026